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                                                                       Exhibit 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                            Columbus, Ohio 43215-6194
                             Telephone: 614/227-2000
                             Facsimile: 614/227-2100

                                December 30, 2004

Rocky Shoes & Boots, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

      Re:   Registration Statement on Form S-8
            Rocky Shoes & Boots, Inc. 2004 Stock Incentive Plan (the "Plan")

Ladies and Gentlemen:

      We have acted as counsel for Rocky Shoes & Boots, Inc., an Ohio corporation ("Rocky"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Rocky with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration of 750,000 shares of Rocky Common Stock, no par value (the "Shares"), to be issued under the Plan.

      In connection with this opinion, we have examined such corporate records, documents and other instruments of Rocky as we have deemed necessary.

      Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ PORTER, WRIGHT, MORRIS & ARTHUR LLP

                                         PORTER, WRIGHT, MORRIS & ARTHUR LLP